SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2016

MedeFile International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	033-25126 D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Yamato Road, Suite 1200, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)

(561) 912-3393

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 24, 2016, Medefile International, Inc. (the “Company”) dismissed RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm. The report of RBSM on the Company’s financial statements for the most recent fiscal year did not contain an adverse or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that, the report included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern.

During the year ended December 31, 2014 and in the subsequent interim period through February 24, 2016, the Company has not had any disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to RBSM’s satisfaction, would have caused RBSM to make reference thereto in its reports on the Company’s financial statements for such periods.

During the year ended December 31, 2014 and in the subsequent interim period through February 24, 2016, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided RBSM with a copy of this disclosure set forth under this Item 4.01 and requested that RBSM furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from RBSM is attached hereto as Exhibit 16.1

On February 24, 2016, the Company engaged MaloneBailey, LLP (“MaloneBailey”) as its independent registered public accounting firm. The decision to dismiss RBSM and engage MaloneBailey as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and in the subsequent interim period through February 24, 2016, the Company has not consulted with MaloneBailey with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from RBSM LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDEFILE INTERNATIONAL, INC.

Dated: March 21, 2016	By:	/s/ Niquana Noel
Name: Niquana Noel
Title: Chief Executive Officer

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